Exhibit 21.1
LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Solera Holdings, Inc.	Delaware
Audatex Holdings, LLC	Delaware
Audatex Holdings, Inc.	Delaware
Audatex North America, Inc.	Delaware
Hollander, LLC	Delaware
Solera, Inc.	Delaware
Solera Integrated Medical Solutions, Inc.	Delaware
Claims Services Group, LLC	Delaware
Collision Repair Business Management Services, LLC	Delaware
Property Claims Services, Inc.	Delaware
New Era Software LLC.	Utah
New Home Watch, LLC	Michigan
See Progress, Inc.	Michigan
HyperQuest, Inc.	Delaware
Explore Information Services LLC.	Delaware
License Monitor, Inc.	Delaware
Audatex de Puerto Rico LLC	Delaware
Title Technologies Inc.	Delaware
Palm Beach Tag Agency, LLC.	Delaware
Audatex Canada Holdings, Inc.	Delaware
Audatex Canada, ULC	Canada
Audatex Australia Pty Ltd.	Australia
Audatex Österreich Gesellschaft m.b.H.	Austria
Audatex Brasil Servicios Ltda	Brazil
Audatex Servicios Technologies Chile Limitada	Chile
Audatex Information Systems (Shanghai) Co., Ltd.	China
Audatex Systems s.r.o.	Czech Republic
Audatex Développement France SAS	France
Audatex Daten Internationale Datenentwicklungs GmbH	Germany
Audatex Deutschland GmbH	Germany
Audatex Magyarorszag Kft.	Hungary

Audatex India Private Limited	India
Audatex Italia s.r.l.	Italy
Audatex Japan Co. Ltd.	Japan
Audatex Information Systems (Korea) Co., Ltd	Korea
Mensaelect SA	Spain
UAB Audatex Baltics	Lithuania
Audatex Holdings II S.ar.l.	Luxembourg
Audatex LTN S. de R.L. de C.V.	Mexico
Audatex Servicios Corporativos, S.A.	Mexico
Audatex Holdings III B.V.	Netherlands
Audatex Holdings IV B.V.	Netherlands
Audatex Network Services Netherlands B.V.	Netherlands
Audatex Polska Sp. z.o.o.	Poland
Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Portugal
Audatex Services SRL	Romania
OOO Audatex	Russia
Audatex Singapore PTE LTD	Singapore
Audatex Slovakia s.r.o.	Slovakia
Audatex SA (Pty.) Ltd.	South Africa
Audatex Datos Espana S.A.	Spain
Audatex Espana S.A.	Spain
Audatex GmbH	Switzerland
Audatex Schweiz GmbH	Switzerland
Audatex Luxembourg S.ar.l	Luxembourg
Audatex Taiwan	Taiwan
Audatex Systems Bilgi Teknolojileri Hizmetleri Limted Sirketi	Turkey
LLC Audatex Ukraine	Ukraine
Audatex FZ LLC	United Arab Emirates
Audatex (UK) Limited	United Kingdom
Audatex Venezuela SA	Venezuela
Audatex Argentina S.A.	Argentina
AUTOonline Bulgaria Ltd.	Bulgaria
AUTOonline s.r.o.	Czech Republic
AUTOonline Sarls systems d’information	France
AUTOonline GmbH Informationssysteme	Germany

AUTOonline Operations GmbH & Co. KG	Germany
AUTOonline Services GmbH	Germany
AUTOonline Value Experts Hellas EPE	Greece
AUTOonline Italia S.r.l.	Italy
AUTOonline Mexico S. de. R.L. De C.V.	Mexico
AUTOonline B.V.	Netherlands
AUTOonline Polska Sp.z.o.o.	Poland
AOPT Servicos e Sistemas Automovel Lda	Portugal
AUTOonline Sisteme Informatice SRL	Romania
Iberian AUTOonline S.L.	Spain
Iberian Operations S.L.	Spain
AUTOonline Schweiz AG	Switzerland
AUTOonline Otomotiv Bilgi Islem Anonim Sirketi	Turkey
AUTOonline Ukrania SP.Z.o.o.	Ukraine
AUTOonline Ltd.	United Kingdom
Hollander International Pty Ltd.	Australia
Eziworks Pty Ltd	Australia
Informex S.A.	Belgium
Inpart Servicos Ltda	Brazil
Sidexa S.A.	France
ArgeMu Holding GmbH	Germany
Exsoft GmbH	Germany
Global Automotive Center GmbH	Germany
KTI Kraftfahrzeugtechnisches Institut und Karosseriewerkstatte GmbH & Co KG	Germany
KTI Verwaltungs GmbH	Germany
Informex Hellas Aumotive Damage Claims Solutions SA	Greece
Auto Claims Solutions, S.A. de C.V.	Mexico
Autoclaims Servicios, S.A. de C.V.	Mexico
Market Scan Holding B.V.	Netherlands
Solera Nederland B.V.	Netherlands
Solera Nederland Holding B.V.	Netherlands
K&S Beheer B.V..	Netherlands
Digidentity B.V.	Netherlands
SSH—Polska Sp. z.o.o.	Poland
AudaClaims Latinoamerica S.L Madrid	Spain

Interrecambio Inpart Espana S.A.	Spain
Sinexia Corporacion Tecnologica	Spain
Solera Technology Center GmbH	Switzerland
HPI Limited	United Kingdom
HPI Holding Limited	United Kingdom
Carweb Limited	United Kingdom
Carweb Database Service Limited	United Kingdom
Data Delivery Service Limited	United Kingdom
Hollander International Systems Ltd.	United Kingdom
Pusula Otomotiv Danismanlik Ekspertiz Hizmetleri Anonim Sirketi	Turkey
Servicios Informaticos Serinfo SA	Chile
Sociedad de Capacitacion y Asesorias Profesionales LTDA	Chile
Audatex Colombia S.A.S.	Colombia
SRS Investment Holdings, Inc.	Delaware
WCAS SRS Holdings, Inc.	Delaware
WCAS-SRS Parent, Inc.	Delaware
Service Repair Solutions, Inc.	Delaware
SRS DR Holdco LLC	Delaware
Identifix, Inc.	Minnesota
International Automotive Technicians' Network, Inc.	California
Distribution Services Technologies, Inc.	Colorado
Navex, Inc.	Colorado
Vital Technology, LLC	Tennessee
Autosoft S.r.l.	Italy
Kromeda S.r.l.	Italy
Sidexa Morocco	Morocco
AutoPoint, LLC	Delaware
Mobile Productivity, LLC	Nevada
Solera Acquisition Holding GmbH	Germany
Sachcontrol GmbH	Germany
Audatex Limited Company	Taiwan
Audatex Colombia S.A.S.	Columbia
Valexa Technologies Limited	United Kingdom